UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
July 25, 2017

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 25, 2017, the Company’s Board of Directors approved the following organizational changes, effective July 25, 2017, (a) Michael L. Taylor will cease to be the Chief Financial Officer of the Company and will become the Company’s Chief Operating Officer, and (b) Matthew K. Smith will cease to be the Director of Finance of the Company and will become the Company’s Chief Financial Officer.

Mr. Taylor

Mr. Taylor, age 48, has served as Chief Financial Officer of the Company and First Mid-Illinois Bank & Trust, N.A. (the “Bank”) since 2000, and Senior Executive Vice President of the Company and the Bank since 2014. In addition to serving as Chief Financial Officer, Mr. Taylor served as Executive Vice President of the Company and the Bank from 2007 to 2014 and as Vice President from 2000 to 2007. In addition, Mr. Taylor is the Senior Executive Vice President and Treasurer at Mid-Illinois Data Services, Inc. (“Data Services”) and The Checkley Agency, Inc., doing business as First Mid Insurance Group (the “Insurance Group”). Following his appointment as Chief Operating Officer of the Company, Mr. Taylor will also serve as the Chief Operating Officer of the Bank, Data Services and the Insurance Group.

On July 25, 2017, the Company and Mr. Taylor entered into an Employment Agreement, effective July 25, 2017 and continuing until December 31, 2020, under which Mr. Taylor agrees to serve as the Senior Executive Vice President and Chief Operating Officer of the Company (the “Taylor Agreement”). Under the Taylor Agreement, Mr. Taylor will receive an annual base salary of $279,083 and will participate in the Company’s Incentive Compensation Plan, with potential annual cash incentive compensation of up to 35% of his annual base salary, Deferred Compensation Plan and 2017 Stock Incentive Plan. The Taylor Agreement also provides Mr. Taylor with severance benefits in the event of the termination of his employment under certain circumstances and contains certain confidentiality and non-competition and non-solicitation provisions. The Taylor Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein. This summary of the Taylor Agreement does not purport to be complete and is qualified in its entirety by reference to the Taylor Agreement.

Mr. Smith

Mr. Smith, age 43, has served as Executive Vice President, Director of Finance of the Company and the Bank since 2016. Prior to joining the Company, Mr. Smith served, from 2008 to 2016, as the Corporate Treasurer and Vice President of Finance and Investor Relations for Consolidated Communications Holdings, Inc. Following his appointment as Chief Financial Officer of the Company, Mr. Smith will serve as the Chief Financial Officer of the Bank, Data Services and the Insurance Group.

On July 25, 2017, the Company and Mr. Smith entered into an Employment Agreement, effective July 25, 2017 and continuing until December 31, 2020, under which Mr. Smith agrees to serve as the Executive Vice President and Chief Financial Officer of the Company (the “Smith Agreement”). Under the Smith Agreement, Mr. Smith will receive an annual base salary of $205,000 and will participate in the Company’s Incentive Compensation Plan, with potential annual cash incentive compensation of up to 35% of his annual base salary, Deferred Compensation Plan and 2017 Stock Incentive Plan. The Smith Agreement also provides Mr. Smith with severance benefits in the event of the termination of his employment under certain circumstances and contains certain confidentiality and non-competition and non-solicitation provisions. The Smith Agreement is filed as Exhibit 10.2 hereto and is incorporated by reference herein. This summary of the Smith Agreement does not purport to be complete and is qualified in its entirety by reference to the Smith Agreement.

Item 9.01.     Financial Statements and Exhibits

(d)   Exhibits

Exhibit 10.1	Employment Agreement between First Mid-Illinois Bancshares, Inc. and Michael L. Taylor, effective July 25. 2016
Exhibit 10.2	Employment Agreement between First Mid-Illinois Bancshares, Inc. and Matthew K. Smith, effective July 25. 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: July 27, 2017

By:

Joseph R. Dively
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Employment Agreement between First Mid-Illinois Bancshares, Inc. and Michael L. Taylor, effective July 25. 2016
10.2	Employment Agreement between First Mid-Illinois Bancshares, Inc. and Matthew K. Smith, effective July 25. 2016